UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2023 (October 19, 2023)

SEMTECH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-06395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On October 26, 2023, Semtech Corporation (the “Company”) entered into an indenture (the “Indenture”) governing the terms of its $250 million aggregate principal amount of 4.00% Convertible Senior Notes due 2028 (the “Notes”), by and among the Company, the Subsidiary Guarantors (as defined below) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate of 4.00% per year, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2024. The Notes will mature on November 1, 2028, unless earlier converted, redeemed or repurchased.

The initial conversion rate of the Notes is 49.0810 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $20.37 per share). The conversion rate will be subject to adjustment upon the occurrence of certain events specified in the Indenture but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a Make-Whole Fundamental Change (as defined in the Indenture) or if the Company delivers a Notice of Redemption (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares of Common Stock as described in the Indenture for a holder who elects to convert its Notes in connection with such Make-Whole Fundamental Change or to convert its Notes called (or deemed called) for redemption in connection with such Notice of Redemption, as the case may be.

Prior to the close of business on the business day immediately preceding August 1, 2028, the Notes will be convertible at the option of the holders thereof only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on January 28, 2024 (and only during such fiscal quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period in which, for each trading day of that period, the Trading Price (as defined in the Indenture), as determined following a request by a holder of Notes in accordance with the procedures described in the Indenture, per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called as provided in the Indenture) for redemption; or (4) upon the occurrence of specified corporate events described in the Indenture. On or after August 1, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes, holders of the Notes may convert all or a portion of their Notes, regardless of the foregoing conditions. Upon conversion, the Notes will be settled in cash up to the aggregate principal amount of the Notes to be converted, and in cash, shares of Common Stock or any combination thereof, at the Company’s option, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.

The Company may not redeem the Notes prior to November 5, 2026. The Company may redeem for cash all or any portion of the Notes (subject to the limitation described below), at the Company’s option, on or after November 5, 2026 and before the 41st scheduled trading day immediately preceding the maturity date if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the related notice of sale price redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If the Company redeems less than all the outstanding Notes, at least $75 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of the relevant redemption notice date. No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change (as defined in the Indenture) prior to the maturity date of the Notes, holders of the Notes may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture).

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated (including the Company’s 1.625% Convertible Senior Notes due 2027); effectively junior in right of payment to any of the Company’s secured indebtedness, including borrowings under the Company’s Credit Agreement (as defined below), to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries that do not guarantee the Notes. The Notes will be jointly and severally and fully and unconditionally guaranteed by each of the Company’s current and future direct and indirect wholly-owned domestic subsidiaries (the “Subsidiary Guarantors”) that guarantee its borrowings under its Third Amended & Restated Credit Agreement dated as of September 26, 2022 among the Company, as borrower, the subsidiaries of the Company party thereto as guarantors, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, swing line lender and L/C issuer, and the other parties from time to time party thereto, as it may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”).

The Indenture contains customary terms and covenants. If an event of default occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare 100% of the principal of and accrued and unpaid interest, if any, on all of the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company (and not involving solely one or more of the Company’s Significant Subsidiaries (as defined in the Indenture) or the Subsidiary Guarantors), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable immediately. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

•	the Company defaults in any payment of interest on the Notes when due and payable and the default continues for a period of 30 days;

•	the Company defaults in the payment of principal on the Notes when due and payable at the stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•	failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for five business days;

•	failure by the Company to issue (i) a Fundamental Change Company Notice (as defined in the Indenture) or a notice of a Make-Whole Fundamental Change, in either case when due and such failure continues for two business days, or (ii) notice of a specified corporate transaction when due and such failure continues for five business days;

•	failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

•	failure by the Company to comply with any of its other agreements contained in the Notes or the Indenture for a period of 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received;

•	default by the Company or any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $20,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding;

•	certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; and

•	except as permitted by the Indenture, any Subsidiary Guarantee (as defined in the Indenture) of a Subsidiary Guarantor that is a Significant Subsidiary, or Subsidiary Guarantees of any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or a Subsidiary Guarantor that is a Significant Subsidiary, or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, or any person acting on behalf of any such Subsidiary Guarantor or Subsidiary Guarantors, shall deny or disaffirm in writing its obligation under its Subsidiary Guarantee.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 4.00% Convertible Senior Notes due 2028, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 with respect to the Notes and the Indenture, and under Item 8.01 with respect to the Investment Agreement, is incorporated herein by reference.

The Company issued and sold the Notes to the Purchasers (as defined below) in a private placement that is exempt from the registration requirements of the Securities Act (as defined below). None of the Notes, the guarantees nor the shares of the Company’s Common Stock potentially issuable upon conversion of the Notes, if any, have been, or will be, registered under the Securities Act, the securities laws of any other jurisdiction or any state securities laws and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes were offered and sold only to eligible purchasers who are both “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act and “accredited investors” within the meaning of Rule 501(a) under the Securities Act, in reliance on Section 4(a)(2) under the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Notes or the shares of Common Stock issuable upon conversion of the Notes. A maximum of 15,644,550 shares of the Company's common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 62.5782 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions as set forth in the Indenture.

Item 8.01	Other Events.

Investment Agreement

On October 19, 2023, the Company and the Subsidiary Guarantors entered into an Investment Agreement (the “Investment Agreement”) with the purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell $250 million aggregate principal amount of the Notes to such Purchasers, in a private placement that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Investment Agreement includes customary representations, warranties and covenants by the Company and the Subsidiary Guarantors and customary closing conditions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 26, 2023, among Semtech Corporation, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association.
4.2	Form of 4.00% Convertible Senior Note due 2028 (included in Exhibit 4.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date: October 26, 2023	By:	/s/ Mark Lin
	Name:	Mark Lin
	Title:	Executive Vice President and Chief Financial Officer